Exhibit 10.28

FIRST CHESTER COUNTY CORPORATION

AMENDMENT TO

RESTRICTED STOCK

AWARD AGREEMENT

FOR

[ELIGIBLE PARTICIPANT NAME]

DATE OF GRANT:  FEBRUARY 7, 2008

We are pleased to advise you that the terms of Paragraph 4 of the Restricted Stock Award Agreement awarded to you as of the Date of Grant set forth above, has been amended and restated to read in its entirety as follows:

“4.                                Retirement, Death, Disability or Change in Ownership or Effective Control.  The Vesting Date shall be accelerated in the event:  (A) you die; (B) you incur a Disability; (C) you retire (as provided in the EIP); or (D) a Change of Ownership or Effective Control occurs; provided, however, that you satisfy the requirements of Section 3 of this Agreement, and provided further that (i) in the case of acceleration for the events listed in (A) through (C), the number of Vested Shares shall be equal to (I) the number of full months of service completed from and including January 2008 divided by 36 months multiplied by (II) the number of shares determined in 2011 based upon the provisions of Section 2 of this Agreement,, and (ii) in the case of acceleration for the events listed in (D), the number of Vested Shares shall be the maximum number of shares issued pursuant to this Agreement.  The terms “Disability” and “Change in Ownership or Effective Control” are defined in the Plan.”

Please attach this Amendment to the Restricted Stock Award previously delivered to you.

FIRST CHESTER COUNTY CORPORATION

By:

Title:

Date: